Exhibit 10.29

                             MEMORANDUM OF AGREEMENT

	VERTEX INDUSTRIES, INC., having a place of business at 23 Carol Street, Clifton, New Jersey, 07014-0996 ("Vertex") and NETWEAVE CORP., having a principal place of business at 2006 Chancellor Street, Philadelphia, Pennsylvania, 19103, and SOMBERS GROUP, INC., located at P.O. Box 5748, Newark, Delaware, 19714, hereby express their intentions and agreements, subject to the conditions and reservations expressed herein, and subject to the approval of the Board of Directors and Shareholders of the three above-referenced corporations:

	I.	Sombers Group, Inc., shall be legally merged into Netweave
Corp., after which Netweave Corp. shall have only one class of stock outstanding. Either prior to or as a result of this merger, all ties, intercompany transactions, and/or obligations with Sombers Associates, Inc., or any other related or controlled entities or affiliates with Sombers Group, Inc., must be eliminated.

	II.	It is the intention and agreement of the above corporations
that subject to the following conditions, any of which may be waived by Vertex, but not by the resulting Netweave Corp., that the resulting Netweave Corp., subsequent to its merger with Sombers Group, Inc. (hereafter referred to as the "Merged Netweave Corp.") shall merge into Vertex. It is the intent of the parties that the final merger decision between Vertex and the Merged Netweave Corp. shall be made by March 31, 1997, subject to the following conditions:

       A.      Operating Requirements of the Merged Netweave Corp.:

               1. The Merged Netweave Corp. must produce at least break-even performance on their six-month operating statement for the period August 1, 1996 through January 31, 1997. This level of performance must be achieved without regard to adjustments to prior periods and shall not include up to $50,000.00 of legal and audit expenses which may be required to resolve the Amtrak billing dispute.

               2. The Merged Netweave Corp. must demonstrate minimum total revenues of $2,700.000.00 for the six-month period ended January 31, 1997.

               3. The net worth for the Merged Netweave Corp. must be positive by January 31, 1997.

               4. The Merged Netweave Corp. balance sheet as of January 31, 1997, must reflect a current ratio of one or better.

               5. The Merged Netweave Corp. balance sheet as of January 31, 1997, cannot reflect any capitalized software or product development unless approved by Vertex's auditors.
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               6.      The Merged Netweave Corp. must aid Vertex auditors in
                       the production of audited statements for the Merged Netweave Corp. for the fiscal years 1994, 1995, and 1996. In addition, the financial statements for the six months ended January 31, 1997 (the first six months of fiscal 1997), must be reviewed by Vertex auditors. To this end, it is necessary that the financials
                                 - 2 -

                      of January 31, 1997, be completed and provided to Vertex by a date no later than March 15, 1997.

                7. All long term debt of any kind or nature owing to pre or post-merged Netweave Corp. personnel, directors, shareholders, employees, and/or agents and all long term debt owing to Sombers Group, Inc., personnel, directors, shareholders, employees, and/or agents shall be elimi-nated by January 31, 1997.

                8. All royalty requirements between the Merged Netweave Corp. and any of its principals, shareholders, directors, employees, affiliates, or other related entities shall be eliminated by January 31, 1997.

       B. Marketing Consultant Agreement and Sales Representative Agreement Between the Sombers Group, Inc., and Channel Group,
               Inc.:

               1. The Marketing Consultant Agreement between Sombers Group, Inc., and Channel Group, Inc., and/or Charles
                       J. Satuloff shall be terminated on or before January
                       31, 1997.   The terms in the Marketing Consultant
                       Agreement providing for $1,050,000.00 in payments due to Channel Group, Inc., and/or Charles J. Satuloff over a period of three years in the event of termination, shall be renegotiated to eliminate such payment in its entirety. This renegotiation must be accomplished prior to July 31, 1996.

                2. The Sales Representative Agreement between Sombers Group, Inc., and Channel Group, Inc., and/or Charles J. Satuloff shall be revised such that the "territory" in said

                                    - 3 -
                       agreement shall be defined as the States of Maine, Vermont, New Hampshire, Massachusetts, Connecticut, Rhode Island, and New York. This renegotiation must be accomplished by July 31, 1996.

       C.      Recapitalization:

                1. The Merged Netweave Corp. must successfully complete an offering of its common stock for a gross of $1,000,000.00 with a net dollar amount received by the company of not less than $850,000.00.

        D.      Vertex Loan:

                1. Vertex shall loan $100,000.00 to the Merged Netweave Corp. under the terms of a Loan Agreement and Note which requires that the loan be repaid out of the funds received from the recapitalization referred to above. The repayment shall be made by Vertex receiving one-quarter of the funds collected on a monthly basis until the Note is satisfied. The Note will carry an interest rate of six (6%) percent per annum. It is the intention of the parties that this loan shall be used to pay urgent current payables.

         E.      Management Meetings:

                 1. For the interim period from the date of this Memorandum of Agreement to the final merger between Vertex and the Merged Netweave Corp., a Vertex representative shall be invited to attend all Merged Netweave Corp. management meetings and board of directors meetings.

          F.      Resolution of Amtrak Billing Dispute:

                  1.      The billing dispute between Amtrak Corp. and
                                    - 4 -
                          Sombers Group, Inc., (or the Merged Netweave Corp.) must be resolved before January 31, 1997. It is specifically understood that a resolution of this dispute must not affect any of the other financial conditions set forth above.

           G.      Sales Organization:

                   1. The Merged Netweave Corp. and Sombers Group, Inc., shall retain the existing European and West Coast marketing organization intact.

        III. Merged Netweave Corp. Formula: If all of the conditions required by Vertex above are met, and all appropriate corporate approvals are obtained, Vertex shall exchange shares of its common stock for shares of the Merged Netweave Corp. in accordance with the formula (the "Formula") attached hereto as Exhibit "A." The Vertex common stock exchanged shall be registered shares with the Securities and Exchange Commission. The maximum number of shares of Vertex common stock which can be issued in this merger transaction is 3,500,000, even if the Formula computation results in a higher share number. The Merged Netweave Corp. agrees to be bound by the 3,500,000 share cap. For purposes of this transaction and the number of Vertex shares issued, it is agreed that Vertex stock shall be valued at One Dollar and Fifty Cents ($1.50). In the event the market value of Vertex common stock on the date of the signing of the Agreement of Merger is below One Dollar ($1.00), either Vertex or the Merged Netweave Corp. can terminate the merger transaction in its entirety by written notice to the other, by

                                   - 5 -
facsimile or personal delivery, at the addresses set forth on Page 1 hereof.

        The completion of the merger transaction between Vertex and the Merged Netweave Corp. contemplated by this Memorandum of Agreement is further subject to the execution by the parties of a formal written Agreement of Merger and compliance with all applicable federal and state laws, rules, and regulations.

						VERTEX INDUSTRIES, INC.

						BY: s/Ronald C. Byer 5/23/96
                                                RONALD C. BYER, PRESIDENT

                                                NETWEAVE CORP.

						BY: s/W.H. Highleyman 5/23/96
                                                    W. H. HIGHLEYMAN, CHAIRMAN


						SOMBERS GROUP, INC.

						BY: s/W.H. Highleyman 5/23/96
                                                   W. H. HIGHLEYMAN, CHAIRMAN

                                    -6-
JDM/cmr
5-23-96
0514

                                EXHIBIT "A"



	SGI/NETWEAVE VALUATION FORMULA


	1.	This valuation is based upon a formula using Revenues, Profit and Shareholders Equity as factors.

	2.	The period used would be August 1, 1996 to January 31, 1997
                annualized.

	3.	The following abbreviations are used:

				N = Netweave
				S = SGI
				LR = License revenues (annual + initial)
				TR = Total revenues
				EBT = Earnings before taxes
				B = Book value

	4.	The valuation formula is as follows:

		       Revenues			Profit		 Book
		[2(NLR)+(NTR-NLR)+STR] + [10(NEBT)+5(SEBT)] + [NSB]
Value =  -----------------------------------------------------
						   3


Example:

	Assume Total Netweave revenue = $2,450,000
		  Netweave License revenue = $1,400,000
		  SGI revenue = $3,200,000
		  Netweave EBT = $35,100
		  SGI EBT = $151,600
		  Book Value(combined) = ($260,000)

            [2($1,400,000)+$1,050,000+$3,200,000] +
  		  [10($35,100)+5($151,600)] + [-$260,000]
            --------------------------------------- = $2,633,000
                                 3

		  $2,633,000/$1.5 per share = 1,755,333 shares

                   AMENDMENT TO MEMORANDUM OF AGREEMENT

	THIS AGREEMENT hereby amends the Memorandum of Agreement dated May 23, 1996, between Vertex Industries, Inc., having a place of business at 23 Carol Street, Clifton, New Jersey, 07014-0996 ("Vertex") and Netweave Corp., having a principal place of business at 2006 Chancellor Street, Philadelphia, Pennsylvania, 19103, and Sombers Group, Inc., located at P.O. Box 5748, Newark, Delaware, 19714.

	WHEREAS, the above parties entered into a Memorandum of Agreement dated May 23, 1996; and

	WHEREAS, the parties wish to amend said Agreement as set forth hereinbelow:

	NOW, THEREFORE, it is agreed as follows:

	1.	IIC-RECAPITALIZATION shall provide that the Merged Netweave
Corp. must successfully complete an offering of its common stock and warrants (sold as Units consisting of 2,000 shares of common stock and 1,000 warrants to purchase Netweave stock during the period August 1, 1997 through July 31, 1999 at an exercise price of $3.00) for a gross of $1,000,000.00 with a net dollar amount received by the Company of not less than $850,000.00.

	2.	III-MERGED NETWEAVE CORP. FORMULA shall further provide that the warrants to purchase the Merged Netweave Corp. shares will be converted to warrants to purchase Vertex on a one for one basis with terms identical to the original warrants. The Vertex warrants shall be registered with the Securities and Exchange Commission.


						VERTEX INDUSTRIES, INC.



						BY: s/Ronald C. Byer
                                                RONALD C. BYER, PRESIDENT



			Netweave Corp.


			BY: s/W. H. Highleyman
			      W.H. Highleyman, Chairman

			Sombers Group, Inc.

			BY: s/W.H. Highleyman
			      W.H. Highleyman, Chairman